EXHIBIT 99.1

United States Antimony Corporation

Reports Second Quarter and Six Months Ended

June 30, 2024 Results

“The Critical Minerals and ZEO Company”

THOMPSON FALLS, MT / ACCESSWIRE / August 9, 2024 /United States Antimony Corporation ("USAC" or the “Company” or “U.S. Antimony Corporation”), (NYSE American: UAMY) reported today its second quarter and six months ended June 30, 2024 financial and operational results.

Revenues for the first six months of 2024 increased 26%, or $1.169 million, to $5.6 million, compared to the first six months of 2023, while cost of sales only increased 6%, or $219k, during the same period. This in-turn allowed gross profit to increase 122%, or $950k. Operating expenses increased $1.115 million, or 124%, for the first six months of 2024 to $2.014 million, of which $301k of the increase was non-cash stock compensation and $311k was costs associated with new project development. These projects and initiatives are part of the growth and improved strategy of the Company. The Company reported net income from continuing operations of $30k for the six months ended June 30, 2024.

When comparing the three months ended June 30, 2024 to the three months ended June 30, 2023, revenues were up 24% to $2.813 million. Gross profit also increased 135% to $908.6k. Loss from continuing operations was $55.7k for the three months ended June 30, 2024 compared to a loss of $23k in the prior year.

We continue to enhance operations at Bear River Zeolite with both mechanical and equipment improvements and we experienced a runtime during the second quarter of 2024 of 94.3%. We continue to see a dramatic improvement in the overall operating environment at Bear River Zeolite which is leading to higher throughput and improved customer order delivery times. This should continue to be observed further in future financial reports.

Antimony continues to be a scarce commodity worldwide due to supply issues and trade restrictions imposed on certain countries. This in-turn has caused the worldwide antimony metal market price to nearly double from $5.31 per pound on December 31, 2023 to $10.64 per pound as of August 6, 2024. Management is seeking international suppliers of raw ore that we can then process for our customers, most of which only wish to purchase from U.S. suppliers.

As announced on March 11, 2024, the Company completely shut down its operational activities in Mexico and those operations are now reported as a “Discontinued Operation”. The historical cash drain of these operations on the Company ceased with this decision. The cash position of the Company at June 30, 2024 was $12.39 million, up $492k from December 31, 2023.

Commenting on the Second Quarter 2024 operational and financial results, Mr. Gary C. Evans, Chairman and Co-CEO of U.S. Antimony Corporation stated, “While we are pleased with both the operating and financial results reported today for this new period, and as we continue to turn this company around, we can do better. Management has “many irons in the fire” so to speak and we are anxious to begin executing on those efforts. Access to critical minerals sorely needed by the U.S. government, and not just antimony, is a primary focus. Growing our zeolite business and expanding our customer base is another objective. We are blessed with a very high-quality zeolite reserve base in Preston, Idaho that is difficult for any contender to compete with. We must capitalize on this high-quality asset and expand our operations accordingly. The Company has lost a number of customers in the past because we were not very reliable in our ability to deliver product consistently. One particular customer was a large multi-national user of zeolite. With changes we have made in management personnel and the significant improvements that continue to occur around the operating capability of our Bear River Zeolite processing facility, we sincerely hope this is an issue to be discussed only in the past.”

United States Antimony Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
REVENUES	$2,813,780	$2,265,117	$5,645,170	$4,475,961
COST OF REVENUES	1,905,139	1,878,558	3,913,625	3,694,559
GROSS PROFIT	908,641	386,559	1,731,545	781,402
OPERATING EXPENSES:
General and administrative	477,366	247,419	932,760	388,690
Salaries and benefits	285,359	145,412	526,964	273,104
Professional fees	221,529	191,063	398,686	237,067
Loss on disposal of property, plant and equipment	-	-	17,494	-
Other operating expenses	137,991	-	137,991	-
TOTAL OPERATING EXPENSES	1,122,245	583,894	2,013,895	898,861
LOSS FROM OPERATIONS	(213,604)	(197,335)	(282,350)	(117,459)
OTHER INCOME (EXPENSE):
Interest and investment income	151,921	167,781	302,772	290,153
Trademark and licensing income	8,360	11,381	14,728	18,906
Other miscellaneous income (expense)	(2,381)	(4,859)	(4,753)	78,749
TOTAL OTHER INCOME	157,900	174,303	312,747	387,808
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(55,704)	(23,032)	30,397	270,349
Income tax expense	-	-	-	-
INCOME (LOSS) FROM CONTINUING OPERATIONS	(55,704)	(23,032)	30,397	270,349
Discontinued operations:
Income (loss) from discontinued operations before income taxes	258,496	(313,433)	(150,373)	(1,413,798)
Income tax expense	-	-	-	-
Income (loss) from discontinued operations (Note 11)	258,496	(313,433)	(150,373)	(1,413,798)
Net income (loss)	202,792	(336,465)	(119,976)	(1,143,449)
Preferred dividends	(1,875)	(1,875)	(3,750)	(3,750)
Net income (loss) available to common stockholders	$200,917	$(338,340)	$(123,726)	$(1,147,199)
Basic and diluted earnings per common share:
Income (loss) from continuing operations	$nil	$nil	$nil	$nil
Income (loss) from discontinued operations	$nil	$nil	$nil	$(0.01)
Net income (loss)	$nil	$nil	$nil	$(0.01)

Weighted average shares outstanding:
Basic	108,438,984	107,647,317	108,173,645	107,504,628
Diluted	108,943,126	107,647,317	108,425,716	107,504,628

United States Antimony Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,391,431	$11,899,574
Certificates of deposit	22,216	72,898
Accounts receivable, net	1,393,760	625,256
Inventories, net	462,354	1,019,154
Prepaid expenses and other current assets	291,229	92,369
Current assets held for sale	50,798	366,955
Total current assets	14,611,788	14,076,206
Properties, plants and equipment, net	7,798,594	7,765,045
Restricted cash for reclamation bonds	55,060	55,061
Other assets	20,217	18,098
Non-current assets held for sale	6,443,581	6,180,585
Total assets	$28,929,240	$28,094,995
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$544,100	$330,147
Accrued liabilities	157,001	109,341
Accrued liabilities - directors	161,249	124,810
Royalties payable	113,917	153,429
Long-term debt, current portion	129,967	28,443
Current liabilities held for sale	145,930	151,288
Total current liabilities	1,252,164	897,458

Long-term debt, net of current portion	262,127	-
Stock payable to directors	38,542	38,542
Asset retirement obligations	1,138,102	1,101,561
Non-current liabilities held for sale	536,466	536,466
Total liabilities	3,227,401	2,574,027
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock $0.01 par value, 10,000,000 shares authorized:
Series A: 0 shares issued and outstanding	-	-
Series B: 750,000 shares issued and outstanding (liquidation preference $971,250 and $967,500, respectively)	7,500	7,500
Series C: 177,904 shares issued and outstanding (liquidation preference $97,847 both years)	1,779	1,779
Series D: 0 shares issued and outstanding	-	-
Common stock, $0.01 par value, 150,000,000 shares authorized; 108,438,984 and 107,647,317 shares issued and outstanding, respectively	1,084,389	1,076,472
Additional paid-in capital	64,146,766	63,853,836
Accumulated deficit	(39,538,595)	(39,418,619)
Total stockholders' equity	25,701,839	25,520,968
Total liabilities and stockholders' equity	$28,929,240	$28,094,995

United States Antimony Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the six months ended
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Net income from continuing operations	30,397	$270,349
Adjustments to reconcile net income from continuing operations to net cash provided (used) by operating activities of continuing operations:
Depreciation and amortization	220,633	154,458
Accretion of asset retirement obligation	36,541	750
Loss on disposal of property, plant, and equipment	17,494	-
Write down of inventory to net realizable value	10,501	-
Share-based compensation	300,847	-
Allowance for doubtful accounts on accounts receivable	(14,258)	43,560
Other non-cash items	(16,106)	(13,621)
Changes in operating assets and liabilities:
Accounts receivable	(754,246)	(567,077)
Inventories, net	546,299	(265,804)
Prepaid expenses and other current assets	(198,860)	(240,225)
Other assets	(2,119)	-
Accounts payable	213,953	(253,579)
Accrued liabilities	47,660	(52,935)
Accrued liabilities – directors	36,439	145,413
Royalties payable	(39,512)	(389,716)
Net cash provided (used) by operating activities of continuing operations	435,663	(1,168,428)
CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS:
Proceeds from redemption of certificates of deposit	50,682	-
Purchases of properties, plant, and equipment	(150,721)	(1,195,534)
Net cash used by investing activities of continuing operations	(100,039)	(1,195,534)
CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS:
Payments on dividends payable	-	(787,730)
Principal payments on long-term debt	(39,071)	(46,370)
Net cash used by financing activities of continuing operations	(39,071)	(834,100)
Net cash flows provided (used) by continuing operations	296,553	(3,198,062)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash used by operating activities	195,303	(2,023,067)
Net cash used by investing activities	-	(152,322)
Net cash flows used by discontinued operations	195,303	(2,175,389)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	491,856	(5,373,451)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	11,954,635	19,117,666
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$12,446,491	$13,744,215

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock buyback and retirement	-	$202,980
Conversion of Preferred Series D to Common Stock	-	$16,927
Equipment purchased with note payable	$402,722	$0

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico (“USAC”, the “Company”, “Our”, “Us”, or “We”) sell processed antimony, zeolite, and precious metals products in the U.S. and Canada. The Company processes antimony ore primarily into antimony oxide, antimony metal, and antimony trisulfide. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications. We recover certain amounts of precious metals, primarily gold and silver, at our plant in Montana from antimony concentrates.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K, Form 10-Q, and Form 8-K with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corporation

PO Box 643

47 Cox Gulch Rd.

Thompson Falls, Montana 59873-0643

E-Mail: jmiller@usantimony.com

Phone:  813-505-0674

Source: United States Antimony Corporation